UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Blanche F. Maier, a director of Frisch’s Restaurants, Inc. since 1962, died on Tuesday, September 1, 2009. She was 82 years old. Mrs. Maier was the daughter of the founder of the Company, David Frisch. Her guidance, experience and inspiration will be sadly missed.

Mrs. Maier was up for re-election as a Board member at the annual shareholders meeting of the Company to be held on October 6, 2009. Pursuant to the Code of Regulations of the Company, if a vacancy occurs on the Board within 60 days prior to any scheduled annual shareholder meeting, the Board will fill such vacancy after the Nominating Committee identifies a suitable replacement, which may be after the shareholders’ meeting. The Nominating Committee will promptly start a search for a suitable candidate to fill the vacancy on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE	September 3, 2009

		BY	/s/ Donald H. Walker
Donald H. Walker
Vice President - Finance and Principal Financial Officer